THIS WARRANT AND THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN
REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE ASSIGNED WITHOUT COMPLIANCE WITH THE REGISTRATION OR QUALIFICATION PROVISIONS OF APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR APPLICABLE EXEMPTIONS THEREFROM.

THE SECURITIES REPRESENTED BY THIS WARRANT ARE SUBJECT TO A REGISTRATION RIGHTS AND LOCK-UP AGREEMENT DATED AS OF OCTOBER 1, 1997 (AS THE SAME MAY BE AMENDED, MODIFIED OR SUPPLEMENTED, THE "REGISTRATION RIGHTS AGREEMENT"), A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY AND MAY BE OBTAINED UPON WRITTEN REQUEST AND WITHOUT CHARGE.

Warrant No.

Date of Issuance: ____________, 1997

              Right to Purchase ________ Shares of Common Stock, $.01 par value per share, of Highwoods Properties, Inc.

                          HIGHWOODS PROPERTIES, INC.

                          Common Stock Purchase Warrant

      Highwoods Properties, Inc., a corporation incorporated under the laws of the State of Maryland (the "Company"), hereby certifies that, for value received, __________ or assigns, is entitled, subject to the terms set forth below, to purchase from the Company at any time or from time to time on or after October 1, 2002, ______________ fully paid and nonassessable shares of Common Stock, $.01 par value per share, of the Company, at a purchase price per share of $32.50 per share (such purchase price per share as adjusted from time to time as herein provided is referred to herein as the "Purchase Price"). The number and character of such shares of Common Stock and the Purchase Price are subject to adjustment as provided herein.

      This Warrant is one of the Common Stock Purchase Warrants (the "Warrants") evidencing the right to purchase shares of Common Stock of the Company issued pursuant to that certain Master Agreement of Merger and Acquisition (as the same may be amended, modified or supplemented, the "Merger Agreement"), dated as of August 27, 1997, by and among the Company, Highwoods/Forsyth Limited Partnership, Associated Capital Properties, Inc. ("ACP") and the shareholders of ACP, and subject to the Registration Rights Agreement, copies of which agreements are on file at the principal office of the Company, and the holder of this Warrant shall be entitled to all of the benefits of the Registration Rights Agreement, as provided therein.

      As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

            (a) The term "Company" shall include any corporation which shall succeed to or assume the obligations of the Company under this Warrant.

            (b) The term "Common Stock" includes the Company's Common Stock, $.01 par value per share, as authorized on the date of the Merger Agreement and any other securities into which or for which any of such Common Stock may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

            (c) The term "Fair Market Value" means, in any case in which the Common Stock is publicly traded, the daily closing price per share of Common Stock on the date of exercise of a Warrant. The closing price for any day shall be the last sale price or, in case no sale takes place on such day, the average of the closing bid and asked prices in either case as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Common Stock is listed or admitted to trading; or, if not listed or admitted to trading on any national securities exchange, the last quoted price (or, if not so quoted, the average of the last quoted high bid and low asked prices) in the over-the-counter market, as reported by the National Association of Securities Dealers Automated Quotations System or such other system then in use; or, if on any such date no bids are quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such security reasonably selected by the Board of Directors of the Company with utmost good faith to the holder of this Warrant. If on any such date, no market maker is making a market in the Common Stock, the Fair Market Value of such security on such date shall be determined reasonably and with utmost good faith to the holder of this Warrant by the Board of Directors of the Company. If the Common Stock is not publicly held or not so listed or traded, "Fair Market Value" shall mean the fair value per share determined reasonably and with utmost good faith to the holder of this Warrant by the Board of Directors of the Company.

      1.    EXERCISE OF WARRANT.

            1.1. FULL EXERCISE. This Warrant may be exercised in full by the holder hereof by surrender of this Warrant, with the form of subscription at the end hereof duly executed by such holder, to the Company at its principal office, accompanied by payment, in cash or by certified or official bank check payable to the order of the Company, in the amount obtained by multiplying the number of shares of Common Stock for which this Warrant is then exercisable by the Purchase Price then in effect.

            1.2. PARTIAL EXERCISE. This Warrant may be exercised in part by surrender of this Warrant in the manner and at the place provided in Subsection
1.1 except that the amount payable by the holder on such partial exercise shall be the amount obtained by multiplying (a) the number of shares of Common Stock designated by the holder in the subscription at the end hereof by (b) the Purchase Price then in effect. On any such partial exercise the Company at its expense will immediately issue and deliver to or upon the order of the holder hereof a new Warrant or Warrants of like tenor, in the name of the holder hereof or as such holder may request, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock for which such Warrant or Warrants may still be exercised.

            1.3. NET ISSUE ELECTION. The holder hereof may elect to receive, without the payment by such holder of any additional consideration, shares equal to the value of this Warrant or any portion hereof by the surrender of this Warrant or such portion to the Company, with the form of subscription at the end hereof duly executed by such holder, at the office of the Company. Thereupon, the Company shall issue to such holder such number of fully paid and nonassessable shares of Common Stock as is computed using the following formula:

                                   X = Y (A-B)
                                       -------
                                          A

where X = the number of shares to be issued to such holder pursuant to this Subsection 1.3.

      Y = the number of shares covered by this Warrant in respect of which the net issue election is made pursuant to this Subsection 1.3.

      A = the Fair Market Value of one share of Common Stock as of the date on which the net exercise election is made pursuant to this Subsection 1.3.

      B = the Purchase Price in effect under this Warrant at the time the net issue election is made pursuant to this Subsection 1.3.

            1.4. COMPANY ACKNOWLEDGMENT. The Company will, at the time of the exercise of the Warrant, upon the request of the holder hereof, acknowledge in writing its continuing obligation to afford to such holder any rights to which such holder shall continue to be entitled after such exercise in accordance with the provisions of this Warrant and the Registration Rights Agreement. If the holder shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford to such holder any such rights.

            1.5. TRUSTEE FOR WARRANT HOLDERS. In the event that a bank or trust company shall have been appointed as trustee for the holders of the Warrants pursuant to Subsection 4.2, such bank or trust company shall have all the powers and duties of a warrant agent appointed pursuant to Section 12 and shall accept, in its own name for the account of the Company or such successor person as may be entitled thereto, all amounts otherwise payable to the Company or such successor, as the case may be, on exercise of this Warrant pursuant to this
Section 1.

      2. DELIVERY OF STOCK CERTIFICATES, ETC., ON EXERCISE. As soon as practicable after the exercise of this Warrant in full or in part, and in any event within ten (10) days thereafter, the Company at its expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the holder hereof, or as such holder may direct, a certificate or certificates for the number of fully paid and nonassessable shares of Common Stock to which such holder shall be entitled on such exercise, plus, in lieu of any fractional share to which such holder would otherwise be entitled, cash equal to such fraction multiplied by the then current Fair Market Value of one full share, together with any other stock or other securities and property (including cash, where applicable) to which such holder is entitled upon such exercise, pursuant to
Section 1 or otherwise.

      3.    ADJUSTMENTS.

            (a) If the outstanding shares of Common Stock shall be subdivided into a greater number of shares or a dividend in Common Stock shall be declared or distributed in respect of the Common Stock or the outstanding shares of Common Stock shall be combined or reclassified into a smaller number of shares, the Purchase Price in effect immediately after the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be adjusted so that it shall equal the price determined by multiplying the Purchase Price in effect immediately prior thereto by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding immediately before such dividend, distribution, subdivision, combination or reclassification, and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such dividend, distribution, subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event specified above shall occur.

            (b) If the Company shall fix a record date for the issuance of rights, options, warrants or convertible or exchangeable securities to all holders of Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share of Common Stock less than the Fair Market Value per share of Common Stock on such record date, the Purchase Price shall be adjusted immediately thereafter so that it shall equal the price determined by multiplying the Purchase Price in effect immediately prior thereto by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding on such record date (plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so offered would purchase at the Fair Market Value per share of Common Stock on such record date), and of which the denominator shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock offered for subscription or purchase. Such adjustment shall be made successively whenever such a record date is fixed. Notwithstanding the foregoing, if the securities referred to in this Subsection 3(b) entitle the holder on some future date or upon the happening of some future event to subscribe for or purchase shares of Common Stock at a price per share less than the Fair Market Value per share on such record date, then the Purchase Price adjustment referred to above shall be made on such future date or upon the happening of such future event. If this Warrant is exercised after such record date but prior to such future time or the happening of such future event, the holder of this Warrant shall receive upon the exercise hereof (in addition to the number of shares of Common Stock set forth above, as adjusted, if necessary, in accordance with the provisions hereof) such rights, options, warrants or convertible or exchangeable securities that such holder would have been entitled to receive if, immediately prior to such record date, such holder had held the number of shares of Common Stock which were then purchasable upon the exercise of this Warrant. To the extent that any rights, options, warrants or convertible or exchangeable securities referred to in this Subsection 3(b) are not so issued or expire unexercised, the Purchase Price then in effect shall be readjusted to the Purchase Price that would then be in effect if such unissued or unexercised rights, options, warrants or convertible or exchangeable securities had not been issuable.

            (c) In case the Company shall fix a record date for the making of a distribution to all holders of shares of Common Stock (i) of shares of any class other than Common Stock or (ii) of evidences of its indebtedness or (iii) of assets (excluding cash dividends or distributions (other than extraordinary cash dividends or distributions), and dividends or distributions referred to in Subsection 3(a) hereof) or (iv) of rights, options, warrants or convertible or exchangeable securities (excluding those rights, options, warrants or convertible or exchangeable securities referred to in Subsection 3(b) hereof), then in each such case the Purchase Price in effect immediately thereafter shall be determined by multiplying the Purchase Price in effect immediately prior thereto by a fraction, of which the numerator shall be the total number of shares of Common Stock outstanding on such record date multiplied by the Fair Market Value per share of Common Stock on such record date, less the aggregate fair market value as determined in good faith by the Board of Directors of the Company of said shares or evidences of indebtedness or assets or rights, options, warrants or convertible or exchangeable securities so distributed, and of which the denominator shall be the total number of shares of Common Stock outstanding on such record date multiplied by the Fair Market Value per share of Common Stock on such record date. Such adjustment shall be made successively whenever such a record date is fixed. In the event that such distribution is not so made, the Purchase Price then in effect shall be readjusted to the Purchase Price which would then be in effect if such record date had not been fixed.

            (d) In case the Company shall sell and issue Common Stock or rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock, for a consideration consisting, in whole or in part, of property (other than cash) or services or its equivalent, then in determining the "price per share of Common Stock" referred to in Subsection 3(b) above, the Board of Directors of the Company shall determine, in good faith and on a reasonable basis, the fair value of said property.

            (e) When any adjustment is required to be made in the Purchase Price as a result of the operation of Subsections 3(a), 3(b) or 3(c) hereof, the number of shares of Common Stock purchasable upon the exercise of this Warrant shall be changed to the number determined by dividing (i) an amount equal to the number of shares issuable upon the exercise of this Warrant immediately prior to such adjustment, multiplied by the Purchase Price in effect immediately prior to such adjustment, by (ii) the Purchase Price in effect immediately after such adjustment.

            (f) If there shall occur any capital reorganization or reclassification of or other change in the Common Stock (other than a change in par value or a subdivision or combination as provided for in Subsection 3(a) above), or any consolidation or merger of the Company with or into another entity (other than a merger or consolidation in which the Company is the surviving corporation and which does not result in any reclassification of the outstanding shares of Common Stock or the conversion of such outstanding shares of Common Stock into shares of other stock or other securities or property), or a transfer of all or substantially all of the assets of the Company then, as part of any such reorganization, reclassification, consolidation, merger or transfer, as the case may be, lawful provision shall be made so that the holder of this Warrant shall receive upon the exercise hereof the kind and amount of shares of stock or other securities or property which such holder would have been entitled to receive if, immediately prior to any such reorganization, reclassification, consolidation, merger or transfer as the case may be, such holder had held the number of shares of Common Stock which were then purchasable upon the exercise of this Warrant, provided that, in all cases, appropriate adjustment (as reasonably determined in good faith by the Board of Directors of the Company) shall be made in the application of the provisions set forth herein with respect to the rights and interests thereafter of the holder of this Warrant, such that the provisions set forth in this Section 3 (including provisions with respect to adjustment of the Purchase Price) shall thereafter be applicable, as nearly as is reasonably practicable, in relation to any shares of stock or other securities or property thereafter deliverable upon the exercise of this Warrant, and in the case of any consolidation or merger, the successor or acquiring entity (if other than the Company) shall expressly assume the due and punctual observance and performance of each and every provision of this Warrant.

      4. NO DILUTION OR IMPAIRMENT. The Company will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Warrants, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holders of the Warrants against dilution or other impairment. Without limiting the generality of the foregoing, the Company (a) will not increase the par value of any shares of stock receivable on the exercise of the Warrants above the amount payable therefor on such exercise, (b) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of stock on the exercise of all Warrants from time to time outstanding, and (c) will not transfer all or substantially all of its properties and assets to any other person (corporate or otherwise), or consolidate with or merge into any other person or permit any such person to consolidate with or merge into the Company (if the Company is not the surviving person), unless such other person shall expressly assume in writing and will be bound by all the terms of the Warrants.

      5. ACCOUNTANTS' CERTIFICATE AS TO ADJUSTMENTS. In each case of any adjustment or readjustment in the shares of Common Stock issuable on the exercise of the Warrants, the Company at its expense will promptly cause independent certified public accountants of recognized standing selected by the Company to compute such adjustment or readjustment in accordance with the terms of the Warrants and prepare a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (a) the consideration received or receivable by the Company for any additional shares of Common Stock issued or sold or deemed to have been issued or sold, (b) the number of shares of Common Stock outstanding or deemed to be outstanding, and (c) the Purchase Price and the number of shares of Common Stock to be received upon exercise of this Warrant, in effect immediately prior to such issue or sale and as adjusted and readjusted as provided in this Warrant. The Company will forthwith mail a copy of each such certificate to each holder of a Warrant, and will, on the written request at any time of any holder of a Warrant, furnish to such holder a like certificate setting forth the Purchase Price at the time in effect and showing how it was calculated.

      6.    NOTICES OF RECORD DATE, ETC.  In the event of

            (a) any taking by the Company of a record of the holders of any class or securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution (excluding cash dividends or distributions (other than extraordinary cash dividends or distributions)), or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

            (b) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any transfer of all or substantially all the assets of the Company to or consolidation or merger of the Company with or into any other person, or

            (c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company,

then and in each such event the Company will mail or cause to be mailed to each holder of a Warrant a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property deliverable on such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up, and (iii) the amount and character of any stock or other securities, or rights or options with respect thereto, proposed to be issued or granted, the date of such proposed issue or grant and the persons or class of persons to whom such proposed issue or grant is to be offered or made. Such notice shall be mailed at least ten (10) days prior to the date specified in such notice on which any such action is to be taken. Failure to mail such notice or any defect therein shall not affect the validity of any such action.

      7. RESERVATION OF STOCK, ETC., ISSUABLE ON EXERCISE OF WARRANTS. The Company will at all times reserve and keep available, solely for issuance and delivery on the exercise of the Warrants, all shares of Common Stock from time to time issuable on the exercise of the Warrants.

      8. EXCHANGE OF WARRANTS. On surrender for exchange of any Warrant, properly endorsed, to the Company, the Company at its expense will issue and deliver to or on the order of the holder thereof a new Warrant or Warrants of like tenor, in the name of such holder or as such holder (on payment by such holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face or faces of the Warrant or Warrants so surrendered.

      9. REPLACEMENT OF WARRANTS. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction of any Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of such Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

      10. WARRANT AGENT. The Company may, by written notice to each holder of a Warrant, appoint an agent for the purpose of issuing Common Stock on the exercise of the Warrants pursuant to Section 1, exchanging Warrants pursuant to
Section 8, and replacing Warrants pursuant to Section 9, or any of the foregoing, and thereafter any such issuance, exchange or replacement, as the case may be, shall be made at such office by such agent.

      11. NEGOTIABILITY, ETC. This Warrant is issued upon the following terms, to all of which each holder or owner hereof by the taking hereof consents and agrees:

            (a) title to this Warrant may be transferred by: (i) endorsement (by the holder hereof executing the form of assignment at the end hereof) and
      (ii) delivery in the same manner as in the case of a negotiable instrument transferable by endorsement and delivery;

            (b) any person in possession of this Warrant properly endorsed is authorized to represent himself as absolute owner hereof and is empowered to transfer absolute title hereto by endorsement and delivery hereof to a bona fide purchaser hereof for value; each prior taker or owner waives and renounces all of his equities or rights in this Warrant in favor of each such bona fide purchaser, and each such bona fide purchaser shall acquire absolute title hereto and to all rights represented hereby; and

            (c) until this Warrant is transferred on the books of the Company, the Company may treat the registered holder hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

      12. NOTICES, ETC. All notices and other communications from the Company to the holder of this Warrant shall be mailed by first class registered or certified mail, postage prepaid, or by Federal Express or other recognized overnight courier, to such address as may have been furnished to the Company in writing by such holder or, until any such holder furnishes to the Company an address, then to, and at the address of, the last holder of this Warrant who has so furnished an address to the Company.

      13. MISCELLANEOUS. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Warrant shall be construed and enforced in accordance with and governed by the laws of the State of North Carolina. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. This Warrant is being executed as an instrument under seal. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.


Dated:   ___________, 1997          HIGHWOODS PROPERTIES, INC.



                                    By: ______________________________________
                                    Name: Mack D. Pridgen, III
                                    Title:  Vice President and General Counsel

                             FORM OF SUBSCRIPTION

                  (To be signed only on exercise of Warrant)

TO HIGHWOODS PROPERTIES, INC.:

         The undersigned, the holder of the within Warrant, hereby elects to exercise all or a portion of this Warrant for, and to purchase thereunder,
 .......... shares of Common Stock of Highwoods Properties, Inc. and herewith either (a) makes payment of $......... therefor, or (b) elects to exercise this
Warrant in the amount indicated on a net basis, and in any event, requests that the certificates for such shares be issued in the name of, and delivered to
 ................, whose address is
 .....................................................

Dated: ..............................
                                       (Signature  must  conform to name of
                                       holder as specified on the face of the
                                       Warrant)


                                       ......................................
                                                     (Address)

                           ------------------------

                              FORM OF ASSIGNMENT

                  (To be signed only on transfer of Warrant)

      For value received, the undersigned hereby sells, assigns, and transfers unto .............. the right represented by the within Warrant to purchase
 ................. shares of Common Stock of Highwoods Properties, Inc. to which the within Warrant relates, and appoints ........................, Attorney to transfer such right on the books of Highwoods Properties, Inc. with full power of substitution in the premises.

Dated: ..............................
                                       (Signature  must  conform to name of
                                       holder as specified on the face of the
                                       Warrant)


                                       ......................................
                                                     (Address)
Signed in the presence of:

 .............................